Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63912 of Jack Henry & Associates, Inc. on Form S-8 of our report relating to the financial statements of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan dated May 26, 2011, appearing in this Annual Report on Form 11-K of the Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 26, 2011